ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
 POWER OF ATTORNEY
Each of the undersigned officers and trustees of  Advent Claymore Convertible Securities and Income Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Edward C. Delk and Tony Huang as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with, or register any security issued by the Trust under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed the proposed reorganization of each of Advent Claymore Convertible Securities and Income Fund II and Advent/Claymore Enhanced Growth & Income Fund with and into the Trust, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 14th day of  March, 2018.

/s/ Tracy V. Maitland Tracy V. Maitland Trustee, President and Chief Executive Officer

/s/ Robert White Robert White Treasurer and Chief Financial Officer

/s/ Randall C. Barnes Randall C. Barnes Trustee

/s/ Daniel L. Black Daniel L. Black Trustee

/s/ Derek Medina Derek Medina Trustee

/s/ Ronald A. Nyberg Ronald A. Nyberg Trustee

/s/ Gerald L. Seizert Gerald L. Seizert Trustee

/s/ Michael A. Smart Michael A. Smart Trustee